UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2017

OPTEC INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation)	000-55861 (Commission File Number)	45-5552519 (IRS Employer Identification No.)

2721 Loker Avenue West
Carlsbad, CA 92010
(760) 444-5566
www.OptecIntl.com

(Address and telephone number of registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

It came to the attention of the Board on March 2, 2018 that the issuance of stock regarding the acquisition of the International Licensing Rights from Optimized Fuel Technologies was not reported correctly. This current report on Form 8-K/A (the "Amendment") amends the current report on Form 8-K dated October 4, 2017 filed by Optec International, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "Original Form 8-K"). The Original Form 8-K reported twenty million (20,000,000) common shares of stock issued to Optimized Fuel Technologies for an Exclusive International Licensing Rights Agreement to Optimized Fuel Technologies for Optec Fuel Maximizer devices. The sole purpose of this Amendment is to disclose the details of the Company's acquisition of the International Licensing rights.

Item  1.01 Entry into a Material Definitive Agreement.

As Amended

On October 4, 2017 the agreement with Optimized Fuel Technologies for the acquisition of International Licensing Rights was amended whereby the entire agreement was cancelled due to a disagreement as to the valuation of the acquisition for the International Licensing Rights for sales of the Optec Fuel Maximizer units. Both parties agreed that the Company would continue to make international sales of the Optec Fuel Maximizer units under a mutually agreed upon distribution agreement.  Four million 4,000,000 shares were authorized to be issued to Marcus Pawson, Vice President of International Marketing and Sales, for consulting services regarding the sales and negotiations of the Optec Fuel Maximizer with international markets. In addition 12,000,000 shares were authorized to be issued to Peter Sollenne as a signing bonus as an officer and director.

The Optec Fuel Maximizer is an on demand technology designed for computer controlled gasoline and diesel engines for improved fuel efficiency while simultaneously reducing harmful emissions. We believe that the technology can reduce greenhouse gas emissions which in turn could conceivably aid in making the air much healthier in our cities.  (For further information on Optec Products acquired-www.optecmpg.com)

Item 3.02 Unregistered Sale of Equity Securities.

As Amended

On October 4, 2017 four million (4,000,000) shares of common shares were authorized to be issued to Marcus Pawson, Vice President of International Marketing and Sales, for consulting services regarding the sales and negotiations for the Optec Fuel Maximizer with international markets. In addition 12,000,000 shares were authorized to be issued to Peter Sollenne as a signing bonus as an officer and director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Optec International, Inc. (Registrant)
March 14, 2018	By:	/s/ Peter Sollenne
		Name:	Peter Sollenne
		Title:	Chief Executive Officer